Exhibit 99.3

Notice of Guaranteed Delivery

VIACOM INC.

Offer to Exchange

2.575 Shares of Class A Common Stock

and

2.575 Shares of Class B Common Stock of

BLOCKBUSTER INC.,

which are owned by Viacom Inc.

for

Each Outstanding Share of Class A Common Stock or Class B Common Stock

of

VIACOM INC.

(Not To Be Used For Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept this exchange offer, as set forth in the Prospectus-Offer to Exchange, dated September 8, 2004 (the “Prospectus-Offer to Exchange”), (i) if certificates representing shares of Viacom Inc., a Delaware corporation (“Viacom”) class A common stock, par value $0.01 per share (“Viacom class A common stock”), or shares of Viacom class B common stock, par value $0.01 per share (“Viacom class B common stock”), are not immediately available, (ii) if certificates representing shares of Viacom class A or class B common stock and all other required documents cannot be delivered to The Bank of New York, as exchange agent, prior to the expiration date (as defined in the Prospectus–Offer to Exchange), or (iii) if the procedure for book-entry transfer cannot be completed prior to the expiration of this exchange offer. Such form may be delivered by hand, transmitted by facsimile or mailed to the exchange agent as described in the Prospectus–Offer to Exchange. Additional information can be found in the section entitled “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus–Offer to Exchange.

The exchange agent for this exchange offer is:

THE BANK OF NEW YORK

By Mail:	By Facsimile:	By Overnight Courier:
The Bank of New York	(781) 380-3388	The Bank of New York
Viacom Exchange Offer	Confirm by Telephone:	Viacom Exchange Offer
P.O. Box 859208	(781) 843-1833, Ext. 0	161 Bay State Road
Braintree, MA 02185-9208		Braintree, MA 02184
By Hand:
The Bank of New York
Reorganization Services
101 Barclay Street
Receive and Deliver Window
Street Level
New York, NY 10286

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT THE SHARES OF VIACOM CLASS A OR CLASS B COMMON STOCK LISTED ON THIS NOTICE WILL IN FACT BE DELIVERED TO THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD NEW YORK STOCK EXCHANGE TRADING DAY AFTER THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED TO THE EXCHANGE AGENT. FAILURE TO DELIVER STOCK CERTIFICATE(S) OR COMPLETE BOOK-ENTRY TRANSFER OF SUCH SHARES OF VIACOM CLASS A OR CLASS B COMMON STOCK BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:

The undersigned hereby tenders to Viacom, upon the terms and subject to the conditions set forth in the Prospectus–Offer to Exchange, the Letter of Transmittal, the Instruction Booklet to the Letter of Transmittal and any amendments or supplements thereto, which together constitute Viacom’s offer to exchange 2.575 shares of Blockbuster class A common stock, par value $0.01 per share, and 2.575 shares of Blockbuster class B common stock, par value $0.01 per share, for each share of Viacom class A or class B common stock, up to an aggregate of 27,961,165 shares of Viacom class A and class B common stock, receipt of which are hereby acknowledged, the number of shares of Viacom class A and class B common stock set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus–Offer to Exchange in the section entitled “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Number of shares of Viacom class A
common stock to be tendered and share certificate

number(s)(if available):

(Attach additional sheet if necessary)

Number of shares of Viacom class B

common stock to be tendered and share certificate number(s)(if available):

(Attach additional sheet if necessary)

Check Box if shares of Viacom class A

or class B common stock will be tendered

by book-entry transfer:  ☐

Account Number:

(If Known)

Signature(s): Name(s) of Holder(s): Please Type or Print Address(es): Zip Code Telephone No.(s): ( ) Dated:

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GUARANTEED DELIVERY

(Not to be used for signature guarantees)

See Instruction 3 of the Instruction Booklet to the Letter of Transmittal.

The undersigned, a participant in the Security Transfer Agent’s Medallion Program or any other eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, an “Eligible Institution”) (a) represents and guarantees that the above-named person(s) “own(s)” the shares of Viacom class A or class B common stock tendered hereby within the meaning of Rule 14e-4 of the Exchange Act, (b) represents and guarantees that the tender of such shares of Viacom class A or class B common stock complies with Rule 14e-4 of the Exchange Act and (c) guarantees to deliver to the exchange agent either (1) certificates representing the shares of Viacom class A or class B common stock tendered hereby, in proper form for transfer, or (2) confirmation of book-entry transfer of such shares of Viacom class A or class B common stock into the exchange agent’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Prospectus–Offer to Exchange), and any other documents required by the Letter of Transmittal, within three (3) New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Letter of Transmittal and certificates for shares of Viacom class A or class B common stock to the exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: Address: Zip Code Telephone. No.: ( )	Authorized Signature: Name: Please Type or Print Title: Dated:

NOTE: DO NOT SEND CERTIFICATE(S) WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT WITH YOUR LETTER OF TRANSMITTAL (UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).

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